Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.57

AMENDMENT NO. 1 TO DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 1 to Development and License Agreement (“Amendment No. 1”) is entered into effective February 18, 2010 (the “Amendment Date”) by and between DURECT CORPORATION (“DURECT”) and NYCOMED DANMARK APS (“NYCOMED”).

PRELIMINARY STATEMENTS

A. DURECT and NYCOMED have previously entered into that certain Development and License Agreement dated November 29, 2006 (the “Agreement”).

B. The Agreement provided for NYCOMED and DURECT to jointly direct and equally fund a single Development Program for Regulatory Approval of the Product in both the EU and U.S. pursuant to a Joint Development Plan or JDP.

C. The Parties now desire to separate the control and funding for the Clinical portion of the Development Program as between the U.S. and the EU and amend other portions of the Agreement as set forth below.

THEREFORE, in consideration of the premises and mutual promises and covenants herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, DURECT and NYCOMED hereby agree as follows:

1. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Agreement. References to section numbers herein shall refer to section numbers in the Agreement.

2. Section 1.14 (definition of “Development Costs”) is hereby amended to read as follows:

“Development Costs” shall mean the Costs of performing the Joint Program as calculated in accordance with Schedule 1.14. [* * *]

3. Section 1.16 (definition of “Development Program”) is hereby deleted and replaced with the following defined term “Joint Program”:

“Joint Program” shall mean the activities agreed by the Parties to be jointly undertaken under this Agreement for developing and obtaining Regulatory Approval to Commercialize the Product in the EU and in the U.S. as described in the JDP. For clarity, the Joint Program shall exclude all Clinical Trial and Clinical related activities after March 31, 2010.

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4. The term “Joint Program” shall be substituted in lieu of “Development Program” in each instance of its occurrence in the Agreement.

5. The following definition shall be added as Section 1.65 of the Agreement:

“EU Clinical Development Plan” or “EU-CDP” shall mean all Clinical Trials and Clinical related activities to be conducted by NYCOMED effective from April 1st 2010 for the purpose of procuring Regulatory Approval for the Product in the EU.

6. The following definition shall be added as Section 1.66 of the Agreement:

“U.S. Clinical Development Plan” or “US-CDP” shall mean all Clinical Trials and Clinical related activities to be conducted by DURECT or its licensees if any effective from April 1st 2010 for the purpose of procuring Regulatory Approval for the Product in the U.S. For clarity, the Phase III Clinical Trial referred to as BESST (Bupivacaine Effectiveness and Safety in SABER Trial) shall be deemed part of the US-CDP.

7. The following definition shall be added as Section 1.67 of the Agreement:

“OPTESIA Trademark” means NYCOMED’s trademark rights to the mark OPTESIA™ and similar rights under the laws of any Governmental Entity, including all goodwill associated therewith, and all applications, registrations, extensions and renewals relating thereto. OPTESIA is registered in the United States of America under IR No. 864 003 with U.S. Registration No. 3,142,408.

8. Section 2.1(b)(iii) and (iv) shall be replaced in their entirety to read as follows:

(iii) review and approve the US-CDP and EU-CDP, and any modifications or amendments to the US-CDP, EU-CDP, the JDP and JDP Budget;

(iv) approve final label indications for the Product in the EU, in accordance with the approved JDP, the US-CDP and the EU-CDP, and for each Jurisdiction in the Territory;

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9. Section 2.1(d)(ii) and (iii) shall be replaced in their entirety to read as follows:

(ii) If the matter is the subject of a deadlock concerning development of the Product in the Non-EU Jurisdictions or the Post-Registration Plan or the EU-CDP (including the performance or implementation of either plan), NYCOMED may, at its sole discretion and election, make the final decision; provided, however, in the event that DURECT reasonably believes that any decision by NYCOMED shall have a material adverse consequence on the development or Commercialization of the Product outside the Territory, DURECT shall have a right, upon written notice to NYCOMED, to institute dispute resolution procedures under Section 14.12(c) under the Accelerated Arbitration Provisions, provided, however, that Section 14.12(a) shall not apply.

(iii) If, after the Parties having duly complied with the decision making process and escalation outlined in this Section 2.1, the matter is still the subject of a deadlock concerning the US-CDP (including the performance or implementation thereof), DURECT may, at its sole discretion and election, make the final decision.

(iv) If the dispute concerns any matter other than set forth in Sections 2.1(d)(i), (ii) or (iii), then either Party may at any time thereafter provide the other Party notice of its decision to institute dispute resolution procedures under Section 14.12, provided, however, that Section 14.12(a) shall not apply.

10. The following subsections of Section 2.2 shall be replaced in their entirety to read as follows:

(i) oversee the implementation of the Joint Program in accordance with the JDP as well as the implementation of the US-CDP and the EU-CDP;

(iii) propose to the JEC the US-CDP and the EU-CDP as well as any modifications or amendments to the JDP (including JDP Budget) and the US-CDP and the EU-CDP, for approval by the JEC;

(viii) define criteria for assessing the outcome of Pre-Clinical, Non-Clinical, Clinical Trials as applicable in the Joint Program, the EU-CDP and the US-CDP;

(x) in connection with Pre-Clinical and Non-Clinical studies and Clinical Trials as applicable in the JDP, the US-CDP and the EU-CDP, review, discuss and approve protocols, Clinical Trial supplies and trial design, and for trials and studies in the JDP but not the US-CDP and the EU-CDP, trial budgets;

11. [* * *]

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

12. The following shall be added as Section 3.4 (e)-(j):

(e) OPTESIA™. NYCOMED hereby grants to DURECT an exclusive, royalty-free license, with a right to sublicense subject to the approval of NYCOMED, not to be unreasonably withheld or delayed, to use the OPTESIA Trademark outside the Territory solely in connection with the Commercialization of the Product by DURECT or its sublicensees outside the Territory.

(f) Registration of OPTESIA™ outside the Territory. NYCOMED shall use Commercially Reasonable Efforts to register and maintain, or cause to be registered and maintained, the OPTESIA Trademark in such countries outside the Territory as reasonably requested by DURECT and at DURECT’s Cost. NYCOMED shall furnish DURECT with copies of substantive prosecution correspondence to and from trademark offices outside the Territory (“Notification”) for such applications filed on the basis of request from DURECT and provide DURECT a reasonable time to offer its comments thereon before NYCOMED makes a submission to the relevant trademark office, provided that in the event that delay would jeopardize any potential rights, NYCOMED shall have the right to proceed without awaiting DURECT’s comments on any application or correspondence relating to the OPTESIA Trademark. DURECT shall offer its comments promptly, and NYCOMED shall consider in good faith such comments of DURECT and shall incorporate such comments if reasonable. If DURECT for whatever reasons wants to abandon any of the DURECT applications and/or registrations for the OPTESIA Trademark for a country outside the Territory, it shall so notify NYCOMED. The exclusive license to the OPTESIA Trademark shall then terminate and NYCOMED shall have full right to continue the handling process at its own cost and use the OPTESIA Trademark in such country. In addition to the notice in Section 14.2 a copy of the Notification shall be sent to the respective trademark department of NYCOMED and DURECT under the following addresses:

NYCOMED, Trademark Department

Facsimilie: +47 66 76 35 13 or e-mail to:

kathrine.kjendlie@nycomed.com

DURECT’s address for all Notification shall be:

Facsimilie: (408) 777-3577 or e-mail to:

Tom.McCracken@Durect.com

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(g) DURECT shall use the OPTESIA Trademark, and all Products bearing the OPTESIA Trademark shall be manufactured, in accordance with the trademark usage and quality standards established by DURECT and approved by NYCOMED, such approval not to be unreasonably withheld nor delayed; provided that, on a country-by-country basis, DURECT shall, if commercially reasonable, adopt any trademark usage and quality standards timely proposed by NYCOMED to DURECT prior to the First Commercial Sale in such country.

(h) DURECT agrees to indemnify and hold harmless NYCOMED, its affiliates, and all of their officers, directors, agents and employees, and to hold each of them harmless from any and all claims, demands, causes of action or damages, including attorney’s fees, arising out of or in connection with the unauthorized use or activities by or on behalf of DURECT and its sub-licensees of the OPTESIA Trademark. DURECT shall keep NYCOMED fully informed of the conduct of each such claim, demand or cause of action.

(i) DURECT acknowledges and recognizes NYCOMED’s sole and exclusive rights in and ownership of the OPTESIA Trademark, and agrees that it will not at any time either during the term of the Agreement or thereafter, directly or indirectly, infringe the same or contest the validity thereof. DURECT shall at any time and in all circumstances refrain from taking any action, directly or indirectly, which may endanger, destroy or adversely affect the validity of the OPTESIA Trademark and/or NYCOMED’s exclusive proprietorship thereof.

(j) If reasonably necessary to make the OPTESIA trademark license effective or enforceable in certain countries outside the Territory, NYCOMED shall, at its election, either record or permit DURECT to record, at DURECT’s Cost, the existence of the OPTESIA license with the applicable Governmental Entity.

13. Section 4.1 shall be replaced in its entirety to read as follows:

Joint Development Plan. The “Joint Development Plan” or “JDP” agreed to by the Parties sets forth the Joint Program including on a calendar year-by-calendar year basis through final Regulatory Approval in the EU and the U.S.: (i) the development, scientific, medical, regulatory and other activities including Clinical Trial and Clinical related activities up through March 31, 2010 but not thereafter, Non-Clinical studies, Dosage Form Development, manufacturing process development, scale-up and validation, CMC, ICH registration batches, pre-approval inspections and preparation, pharmaceutical development including quality control and stability and manufacturing qualification under this Agreement for the development of the Product through Regulatory Approval in both the U.S. and the EU; (ii) the estimated budget for each development activity, and estimated over-all budget for performance of all development activities under the JDP (“JDP Budget”); (iii) target Product profiles; (iv) timelines and (v) subject to Section 4.3, the allocation of the respective responsibilities of DURECT and NYCOMED regarding development activities. The JDP shall be updated by and reviewed by the JDC at least once [* * *] by a date no later than [* * *] so as to cover any other amendments, and each amendment shall be approved by the JEC.

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14. Section 4.3(f) shall be replaced in its entirety to read as follows:

(f) DURECT shall supply all Product as necessary and/or desirable for development of the Product in the Territory (“Clinical Trial Supplies”). DURECT shall use Commercially Reasonable Efforts to supply Clinical Trial Supplies in accordance with, in all material respects, [* * *]

15. [* * *]

16.	Section 4.4 shall be replaced in its entirety to read as follows:

Ownership and Exchange of Data and Know-How.

(a) During the Term of this Agreement, subject to applicable confidentiality agreements binding on such Party, each Party shall promptly provide to the other Party copies of all (i) Know-How related to the Product and Development Data that is in existence as of the Effective Date and that is developed, acquired or Controlled by such Party during the Term, as required or useful to perform the JDP, the US-CDP, the EU CDP and Post-Registration Plan or exercise its rights and obligations under the Agreement, as may be requested by a Party from time to time, and (ii) all material safety information concerning the Product of which it becomes aware.

(b) As between the Parties, DURECT shall own all Development Data. DURECT hereby grants NYCOMED the exclusive right and license in the Territory and in the Field during the Term to use all such Development Data for all purposes necessary to allow NYCOMED to exercise its rights and perform its obligations under this Agreement. [* * *]

17.	Section 4.5(a) shall be replaced it its entirety to read as follows:

(a) Commencing from April 1, 2010 and thereafter, unless otherwise specifically provided for herein, each of DURECT and NYCOMED shall be responsible for the Development Costs listed below its name in the following table:

DURECT	NYCOMED
Fifty percent (50%) of the Development Costs under the JDP for the Product	Fifty percent (50%) of the Development Costs under the JDP for the Product

[* * *]	[* * *]

[* * *]	[* * *]

[* * *]	[* * *]

All of the Costs of the US-CDP	None of the Costs of the US-CDP

None of the Costs of the EU-CDP	All of the Costs of the EU-CDP

[* * *]

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

18. The following sentence shall be added at the end of Section 4.5(b):

[* * *]

19. Section 4.7 shall be replaced it its entirety to read as follows:

Suspension of Clinical Development Activities. Either Party shall, subject to Applicable Laws and Regulations, have the right to immediately suspend the relevant Clinical development activities with respect to the Product for a particular indication in the event that such Party, reasonably and in good faith, determines that there exists significant and urgent concerns relating to patient safety with respect to such Clinical Trials, after first conferring with the other Party with respect thereto. The Party making the determination to suspend such Clinical activities shall notify the other Party in writing immediately of any such suspension and the reasons therefor. The JDC shall then promptly determine what actions should be taken with respect to such Clinical activities. Once a determination is made by the JDC with respect to the appropriate actions to be taken, if such action requires amendment of the relevant JDP, the US-CDP, the EU-CDP, the Post-Registration Plan or development plan with respect to a Non-EU Jurisdiction, the JDC shall make a formal recommendation of its conclusions to the JEC, including the results of its conclusions. Upon receiving approval of the JEC to make any recommended changes, the JDC shall be authorized, and is hereby directed, to implement such actions.

20. The following One-Time Payment shall be added at the end of the table in Section 6.1:

      [* * *]        [* * *]                                    [* * *]

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

21. Section 13.7 shall be replaced in its entirety to read as follows:

Termination by NYCOMED. Commencing after [* * *] NYCOMED shall have the right to terminate this Agreement without cause by giving [* * *] prior written notice to DURECT at the following specified timepoints:

[* * *]

however, always duly complying with any post-termination obligations under the Agreement, including but not limited to obligations set out in Section 13.8 (f). Except as stated in Section 13.8, effective as of having given notice under this Section 13.7 [* * *].

22. Section 13.8(e) shall be replaced in its entirety to read as follows:

[* * *]

23. The following shall be added as Section 13.8(f):

(f) [* * *]

24. The following countries shall be added to Schedule 1.58 (Territory):

China, Hong Kong, Malaysia, Philippines, Singapore, Taiwan, Vietnam, Thailand, Indonesia, India and Venezuela

25. Except as specifically provided in this Amendment No. 1, all other terms and conditions of the Agreement shall remain the same.

26. This Amendment No. 1 shall be governed and interpreted in accordance with the law of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment No. 1 to the substantive law of another jurisdiction.

27. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. This Amendment No. 1 may be executed by any party hereto by means of a facsimile transmission of an originally executed counterpart, the delivery of which facsimile transmission shall have the same force and effect as the delivery of the originally executed counterpart.

[Signature Page Follows]

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Party has caused this Amendment No. 1 to be executed by its duly authorized representative as of the date noted above in the preamble.

DURECT CORPORATION		NYCOMED DANMARK APS

By:	/s/ James E. Brown	By:	/s/ Hakan Bjorklund
Name:	James E. Brown	Name:	Hakan Bjorklund
Title:	CEO	Title:	CEO

NYCOMED DANMARK APS

		By:	s/ Ghita Astrup
		Name:	Ghita Astrup
		Title:	Managing Director

CONFIDENTIAL